Exhibit 99.2

HG (LUXEMBOURG) S.a.r.l.

Interim Condensed Consolidated Financial Statements

(Unaudited)

For the three and nine months ended June 30, 2015 and 2014

HG (Luxembourg) S.a.r.l.

HG (Luxembourg) S.a.r.l.

Interim Condensed Consolidated Statement of Financial Position

UNAUDITED

	June 30, 2015 $’000	September 30, 2014 $’000
Non current assets
Goodwill	7,679	8,385
Intangible assets	13,028	13,951
Property and equipment	19,953	14,893
Deferred tax assets	33,097	33,777
Other debtors	4,718	4,715

Total non-current assets	78,475	75,721
Current assets:
Cash and cash equivalents	38,704	48,774
Trade and other receivables	121,755	138,433
Other investments, including derivatives	2,058	—
Prepayments and other debtors	9,525	9,720

Total current assets	172,042	196,927

Total assets	250,517	272,648

Current liabilities
Finance leases	299	241
Trade and other payables	35,230	40,310
Accrued compensation	41,961	58,393
Deferred income	66,002	73,224
Borrowings	13,795	—
Due to related party – parent entity	12,039	13,781
Contingent consideration	1,262	2,050
Current tax liabilities	3,924	1,657

Total current liabilities	174,512	189,656

Net current assets	(2,470)	7,271
Non-current liabilities
Finance leases	453	376
Retirement benefit obligation	27,747	27,126
Non-current tax liabilities	874	684
Deferred tax liabilities	2,863	3,325
Accrued compensation	12,912	12,517
Due to related party – parent entity	80	80
Long term provision	6,089	23,142

Total non-current liabilities	51,018	67,250

Total liabilities	225,530	256,906

Net assets	24,987	15,742

Equity
Share capital	132	132
Cumulative translation reserve	2,702	(988)
Retained earnings	22,153	16,598

Total equity shareholders’ funds	24,987	15,742

The notes are an integral part of these interim condensed consolidated financial statements.

HG (Luxembourg) S.a.r.l.

Interim Condensed Consolidated Statement of Comprehensive Income

UNAUDITED

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015 $’000	2014 $’000	2015 $’000	2014 $’000
Continuing operations
Group revenues	126,349	135,880	383,815	387,179
Cost of sales	(79,157)	(85,897)	(244,451)	(249,485)

Gross Profit	47,192	49,983	139,364	137,694
General administrative expenses	(39,333)	(43,535)	(126,077)	(122,428)

Profit from operations	7,859	6,448	13,287	15,266
Finance income	49	147	187	415
Finance costs	(523)	(266)	(1,071)	(832)

Profit before taxation	7,385	6,329	12,403	14,849
Tax expense	(3,703)	(2,658)	(6,268)	(6,236)

Profit for the year	3,682	3,671	6,135	8,613

Other Comprehensive income:
Items that will not be reclassified to profit or loss:
Actuarial gain / (loss) relating to retirement benefit obligations	(721)	(64)	(1,000)	200
Deferred tax attributable to actuarial gain / loss	303	30	420	(81)
Items that may be reclassified to profit or loss:
Exchange adjustments on foreign currency net investments	(1,190)	688	3,690	(625)

Other comprehensive income / (loss) for the year, net of tax	(1,608)	654	3,110	(506)

Total comprehensive income for the year	2,074	4,325	9,245	8,107

The notes are an integral part of these interim condensed consolidated financial statements.

HG (Luxembourg) S.a.r.l.

Interim Condensed Consolidated Statement of Changes in Equity

UNAUDITED

	Share Capital $’000	Cumulative Translation Reserve $’000	Retained Earnings $’000	Total $’000
Shareholders’ equity – September 30, 2014	132	(988)	16,598	15,742
Profit for the year	—	—	6,135	6,135
Exchange adjustments on foreign currency	—	3,690	—	3,690
Actuarial loss relating to retirement benefit obligations	—	—	(1,000)	(1,000)
Movement on deferred tax attributable to actuarial movements	—	—	420	420

Total comprehensive income for the period	—	3,690	5,555	9,245

Shareholders’ equity – June 30, 2015	132	2,702	22,153	24,987

The notes are an integral part of these interim condensed consolidated financial statements.

HG (Luxembourg) S.a.r.l.

Interim Condensed Consolidated Statement of Cash Flows

UNAUDITED

	Nine Months Ended June 30,
	2015 $’000	2014 $’000
Profit for the year	6,135	8,613
Adjustments for:
Tax expense	6,268	6,236
Finance costs	1,071	832
Finance income	(187)	(415)
Depreciation of property and equipment	3,906	3,993
Amortization of intangible assets	1,570	695
(Decrease) / Increase in provisions	(13,956)	349

Operating cash flows before movements in working capital	4,807	20,303
Decrease / (Increase) in assets	2,818	(6,314)
Increase in liabilities	(16,474)	(3,872)

Cash (used in) generated by operations	(8,849)	10,117
Income taxes paid	(5,121)	(9,876)

Net cash (outflows) inflow from operating activities	(13,970)	241
Cash flows from investing activities
Acquisition, net of cash acquired	—	(13,752)
Interest received	187	415
Payment of deferred consideration	(529)	—
Purchases of property and equipment	(10,357)	(8,781)

Net cash used in investment activities	(10,699)	(22,118)
Cash flows from financing activities
(Repayment of) increase in borrowings with parent entity	(1,743)	13,752
Proceeds from borrowings	13,795	—
Interest paid	(388)	(102)
Payment of finance lease liability	(293)	39

Net cash provided by financing activities	11,371	13,689

Net decrease in cash and cash equivalents	(13,298)	(8,188)
Cash and cash equivalents at the beginning of the year	48,774	59,395
Effect of foreign exchange rate changes	3,228	(1,589)

Cash and cash equivalents at the end of the period	38,704	49,618

The notes are an integral part of these interim condensed consolidated financial statements.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

1. Reporting entity

HG (Luxembourg) S.à r. l. (“HG Luxembourg”) is a limited liability company incorporated in Luxembourg. The address of the registered office is 412F, route d’Esch, L-1030, Luxembourg. The nature of HG Luxembourg’s operations and its principal activity are discussed in “Revenue Recognition.”

HG Luxembourg is a wholly owned subsidiary of HG (Bermuda) Limited, which is also the ultimate controlling party.

2. Significant accounting policies

Basis of Consolidation and Presentation

The same accounting policies and methods of computation are followed in the interim financial statements as compared with the most recent annual financial statements.

These unaudited interim condensed consolidated financial statements have been prepared in accordance with International Accounting Standard 34, ‘‘Interim Financial Reporting’’ (IAS 34), as issued by the International Accounting Standards Board (IASB).

The consolidated financial statements include HG Luxembourg and its subsidiaries (collectively, the “Group” or the “Company”) at June 30, 2015 and September 30, 2014 and for the year ended September 30, 2014 and the three and nine months ended June 30, 2015. The consolidated financial statements have been prepared using the U.S. Dollar as the presentational currency of the consolidated group. Unless stated, all figures are disclosed in US dollars. Management believes that this is appropriate on the basis that this is what is required by the principal stakeholders, specifically, the shareholder of the Company and the banks that provide the Company’s principal credit facilities. Moreover, the United States represents the largest single country market for the Company and is the jurisdiction in which the largest amount of taxes are paid. Figures disclosed in thousands of USD ($‘000) are rounded and may result in differences compared to the unrounded figures.

A subsidiary is an entity that is controlled by another entity, known as the parent. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the year are consolidated from and up to the date of change of control. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used in line with those used by the Group. The consolidated financial statements are prepared under the historical cost convention, except for certain financial instruments which are measured at fair value. All significant intercompany transactions and balances between Group entities are eliminated in consolidation. The acquisition method of accounting has been adopted. The balances of the companies included in the consolidation were as of the reporting date of the Group financial statements on the basis of uniform accounting policies.

As HG Luxembourg does not have any operations, its obligations are funded by its subsidiaries. Due to the profitability and cash flows of the subsidiaries, management has a reasonable expectation that the Group will have adequate resources to continue in operational existence for the foreseeable future. Accordingly, management continues to adopt the going concern basis in preparing the annual financial report.

Standards and interpretations to existing standards that are not yet effective and have not been early adopted by the Group

IAS 1 (Amended) Presentation of Financial Statements clarifies the existing requirements in IAS 1 to ensure information is understandable by including additional subtotals, presenting notes to the financial statements based on significance, disaggregating specific line items, and determining materiality so that specific disclosures are presented. It is effective for accounting periods beginning on or after January 1, 2016. This is not expected to have a significant impact on the Group.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

IAS 19 (Amended) Employee Benefits clarifies that the currency of the obligation, not the country of the obligation, determines the discount rate and the market depth of high quality corporate bonds. When there is no market for the high-quality corporate bonds, then the currency of government bonds rates should be used. It is effective for accounting periods beginning on or after January 1, 2016. This is not expected to have a significant impact on the Group.

IFRS 5 (Amended) Non-current Assets Held for Sale and Discontinued Operations clarifies that transferring an asset between held for sale or held for distribution does not constitute a change in disposal. It is effective for accounting periods beginning on or after January 1, 2016. This is not expected to have a significant impact on the Group.

IFRS 7 (Amended) Financial Instruments Disclosures clarifies that if there is a fee associated with a service contract, then involvement with the financial asset may still exist. The amendment also clarifies that offsetting disclosures are only required for condensed interim financial statements if there has been a significant update to the most recent annual statements. It is effective for accounting periods beginning on or after January 1, 2016. This is not expected to have a significant impact on the Group.

IFRS 9 Financial Instruments replaces IAS 39. This standard categorizes all financial assets into those measured at amortized cost, measured at fair value through other comprehensive income, or measured at fair value through profit or loss. The standard introduces the expected credit loss model for recognizing impairment losses, which replaces the incurred loss model. While the hedge accounting requirements are now optional, the standard provides guidance on what qualifies as a hedged item. It is effective for accounting periods beginning on or after January 1, 2018. This is not expected to have a significant impact on the Group.

IFRS 15 Revenue From Contracts with Customers replaces all existing revenue recognition requirements. The standard defines when transfer of control to a customer takes place. It also states that an estimate for highly probable variable consideration must be included in the transaction price, and thus recognized in revenue before the contingency is resolved. This involves allocating the transaction price when there are multiple goods and services. It is effective for accounting periods beginning on or after January 1, 2018. This is expected to have a significant impact on the Group.

Translation of foreign currencies

Companies

Transactions in foreign currencies are recorded at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at the exchange rate ruling at the reporting date. All differences are taken to profit and loss.

Group

For the purposes of consolidation, the closing rate method is used. The statements of financial position of foreign subsidiaries are translated at the exchange rate ruling at the reporting date. The profit and loss accounts of foreign subsidiaries are translated at the average rates of exchange during the year. All differences are recognized directly in the cumulative translation reserve account, except in the case of hyperinflationary countries, where the differences are recorded in the consolidated statement of comprehensive income.

Financial Instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Cash and cash equivalents, trade and other receivables, other investments including derivatives, and prepayments and other debtors are presented as financial assets. Trade and other payables, finance lease obligations and borrowings are presented as financial liabilities.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

All financial assets and liabilities may be designated, upon initial recognition, at fair value through profit or loss if they fulfill the requirements in IAS 39 Financial Instruments (fair value option). This option has not been exercised to date.

Financial assets

The fair values of forward exchange contracts are based on broker quotes, and entered into with financial institutions rated AA- to AA+.

Receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition at fair value, receivables are measured at amortized cost less any impairment losses.

Fair value of financial assets and liabilities

Where the fair value of financial assets and liabilities is disclosed or stated, it is generally derived from the market or stock exchange value. In the absence of an active market, the fair value is determined.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits as well as financial assets that are readily convertible to cash and which are only subject to an insignificant risk of change in value.

The statement of cash flows has been prepared using the indirect method. The cash items presented in the statement of cash flows are comprised of cash and cash equivalents. Cash flows denominated in foreign currencies have been translated at average estimated exchange rates. Exchange differences affecting cash items are shown separately in the cash flow statement. Interest paid and received and income taxes paid are separately presented. Transactions not resulting in inflow or outflow of cash, including capital additions relating to finance leases, are not recognized in the statement of cash flows, but are separately disclosed as non-cash transactions.

Trade receivables

Trade receivables are recognized initially at fair value and subsequently at amortized cost. A valuation allowance for uncollectable trade receivables is established to the extent that recovery of receivables is uncertain. When a trade receivable is determined to be uncollectable it is written off, first against any valuation allowance available and then to the consolidated statement of comprehensive income. Subsequent recoveries of amounts previously provided for are credited to the consolidated statement of comprehensive income.

Prepayments

Prepayments consist of advances paid for rent, insurance, maintenance contracts and other expenses.

Property and equipment

Property and equipment include fixtures, fittings, office equipment, computer equipment and leasehold improvements, which are stated at cost less depreciation. These assets are depreciated using the straight-line method over the following useful economic lives:

Fixtures, fittings and office equipment	3-8 years
Computer equipment	3-5 years

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

Leasehold improvements are depreciated over the lesser of the lease term or the useful economic life of the asset. Upon disposal of tangible assets, the cost and accumulated depreciation and impairments are removed from the consolidated financial statements and the net amount, less any proceeds, is taken to the consolidated statement of comprehensive income.

Goodwill

Goodwill, representing the difference between the fair value of the purchase consideration for any business and the fair value of the identifiable net assets acquired, is recognized as a residual. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets and liabilities exceeds the cost of the business acquired, the excess is recognized as a gain on a bargain purchase after a reassessment of the appropriateness of the fair values for all of the assets acquired and the liabilities assumed. Goodwill is tested annually for impairment or when there is an indication of impairment at the cash generating unit level to which the goodwill pertains. An impairment loss recognized for goodwill is not reversed in a subsequent period. On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Intangible assets

Intangible assets (e.g. trade names, certain proprietary methods and other similar rights) acquired as part of a business combination are stated at their fair value at the date of acquisition, as determined by a valuation undertaken by an outside expert, and are amortized over their useful economic lives. Algorithms, customer relationships, and other intangible assets have stated economic lives that range from three to nine years. Trademarks and tradenames are currently assessed as having indefinite economic lives because there is presently no foreseeable limit to the period of time over which they are expected to contribute cash flows. Management establishes the useful economic lives with regard to the nature of the individual asset. Purchased computer software licenses are capitalized as intangible assets on the basis of the costs incurred to acquire and bring into use the specific software. These costs are amortized over their estimated useful lives, which do not exceed three years. Costs associated with developing software are capitalized as intangible assets when they are separable or arise from contractual or other legal rights. Costs associated with maintaining computer software programs are recognized as an expense as incurred.

Impairment of tangible and intangible assets

Assets that have an indefinite useful life are not amortized but are subject to impairment testing annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets that have a finite life and are amortized are also tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized to the extent that the carrying amount exceeds its recoverable amount.

Trade payables

Trade payables are initially recognized at fair value and thereafter are measured at amortized cost.

Provisions

Provisions for restructuring costs and legal claims are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that a transfer of economic benefits will be required to settle the obligation; and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

Provisions are measured at the present value of the amount expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation.

Short-term and long-term employee benefits

Short-term employee benefit liabilities are measured at the amount of benefits expected to be paid.

Long-term employee benefit liabilities are recognized when: the Group has a present or constructive obligation to compensate employees as a result of voluntary or involuntary termination of employment. The liabilities are measured based on plan rules, which require consideration for salary, time spent with the Company and average turnover of employees. The increase in the liability due to the passage of time is recognized as interest expense.

Retirement benefits

Defined benefit plans

Liabilities for defined benefit plans are calculated using the projected unit credit method. The amounts charged to profit from operations are the current service costs and gains and losses on settlements and curtailments. Past service costs are recognized immediately in profit and loss. The interest costs and expected return on assets are presented as finance costs. Actuarial gains and losses are recognized immediately in consolidated other comprehensive income (loss) and will never be reclassified into consolidated profit or loss.

Defined contribution plans

For defined contribution plans the amount charged to profit and loss in respect of pension costs and other post-retirement benefits is the contributions payable within the year. Differences between contributions payable within the year and contributions actually paid are presented as either liabilities or prepayments in the consolidated statement of financial position.

Preferred equity certificates (PECs)

PECs are classified as financial liabilities and are accounted for at amortized cost. The holder of the PECs is entitled to receive a return on the PECs at a stated interest rate. Redemption of the PECs is at a fixed date at a redemption price equal to the sum of the par value for each outstanding PEC and the unpaid accrued interest, if any, on each outstanding PEC. Accrued interest is recognized in the statement of comprehensive income / loss, and shall be payable only if and to the extent declared by management that (i) the Company will not be insolvent after making such payment, (ii) such payment is made out of legally available funds, and (iii) that the funds used for the payment are not necessary to pay or provide reasonable reserves for the future payment of Company obligations.

Convertible preferred equity certificates (CPECs)

CPECs are classified as financial liabilities, accounted for at par value, and are repayable upon demand. At the option of the holder and upon consent of management they can be convertible into a number of the Company’s ordinary shares determined by dividing the par value of such CPEC by the conversion price. In the event of redemption of CPECs above par value, the excess is charged directly to equity as dividends. Redemptions shall be payable only if, and to the extent, declared by management that (i) the Company will not be insolvent after making such payment, (ii) such payment is made out of legally available funds, and (iii) that the funds used for the payment are not necessary to pay or provide reasonable reserves for the future payment of Company obligations.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable for services provided to third parties in the normal course of business. Revenue for services is recognized when the service has been provided and the right to consideration has been earned. When a service has been provided, but no billings made, the amount of the receivable is estimated and recognized. The estimate is based on the nature of the services performed and the terms of the contract.

Management consulting services

Revenue is derived from the provision of management consulting services and represents the billing value of time spent on projects that is chargeable to clients. Revenue is recognized as services are rendered.

Non-consulting revenues

Revenues derived from the provision of subscriber services are recognized monthly over the period of the subscription with a full month’s revenue recognized in the month when service starts. Revenues from the sale of reports are recognized at the time that the report is sold, unless the report is for later delivery, in which case recognition is deferred until delivery. Revenue is stated net of rechargeable expenses and sales or value added taxes.

Cost of revenues

Cost of revenues is comprised of direct labor, travel costs and report production costs.

General administrative expenses

General administrative expenses is comprised of infrastructure costs, the cost of management, corporate controlling, legal, accounting, consulting fees, marketing expenses and other overhead costs (including the amortization of intangible assets and depreciation of tangible assets).

Leases

Leases in which substantially all the risk and rewards of ownership are retained by the lessor and where the entity is the lessee are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.

The Group leases certain items of property, plant and equipment. Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the commencement of the lease at the lower of the fair value of the leased property or the present value of the minimum lease payments. In calculating the present value of the minimum lease payments, the discount rate used is the rate implicit in the lease agreement. Lease payments are apportioned between finance costs and the reduction of the outstanding lease liability. The property, plant and equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset or the lease term.

Financial income and costs

Finance income comprises of interest income on cash and cash equivalents. Finance costs comprise of interest expense on borrowings (including facilities agreement), pension benefit obligations, provisions and capital lease obligations.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

Current and deferred income tax

The tax expense for the period comprises of current and deferred tax. Tax is recognized in profit or loss, except that a change attributable to an item of income or expense recognized as consolidated other comprehensive income (loss) is also recognized directly in consolidated other comprehensive income (loss).

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the reporting date in the countries where the Company’s subsidiaries operate and generate taxable income. As the majority of income taxes for the Group are paid in the United States, the reconciliation of the tax charge for the year is calculated using the applicable federal corporate income tax rate in the United States.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which such differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered in the foreseeable future.

Deferred tax is calculated at the tax rates which are expected to apply in the period when the liability is settled or the asset is realized. Deferred tax is credited to profit or loss, except when it relates to items charged or credited directly to other comprehensive income, in which case the deferred tax is recorded in other comprehensive income.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they are related to income taxes levied by the same taxation authority and the Group intends to settle its current assets and liabilities on a net basis.

Dividend distribution

Dividend distribution to the Company’s shareholder is recognized as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board of Managers.

Related party

All legal entities that can be controlled, jointly controlled or significantly influenced are considered to be a related party. Also, entities which can control the Company are considered a related party. In addition, statutory directors and other key management and close relatives are regarded as related parties.

Significant transactions with related parties are disclosed in the notes.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year presentation.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

3. Key sources of estimation uncertainty

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The preparation of the consolidated financial statements requires the development of estimates and judgments that affect the reported amounts of assets and liabilities, revenues and costs, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions. It is believed that the Group’s key sources of estimation uncertainty are those described below.

Income taxes

The Group is subject to income taxes in numerous jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

Deferred tax assets

Deferred tax assets in respect of deductible temporary differences and tax loss carryforwards exceeding the deferred tax liabilities related to taxable temporary differences are recognized to the extent that it is probable that future taxable profit will be available to allow the deferred tax assets to be recovered.

Pension benefits

The present value of the pension obligations depends on a number of factors that are determined on an actuarial basis using a number of assumptions. Any changes in these assumptions will impact the carrying amount of the pension obligations.

The discount rate assumption is used to determine the net finance cost (income) for pensions. The Group determines the appropriate discount rate at the end of each year. This is the interest rate that is used to determine the present value of estimated future cash outflows expected to be required to settle the pension obligations. In determining the appropriate discount rate, the Group considers the interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity approximating the terms of the related pension liability.

Provisions

The Group is involved in litigation which requires judgment in terms of the provision being carried on the consolidated statement of financial position.

Work in Progress

Revenue and profit of fixed price contracts is recognized on a percentage-of-completion basis when the outcome of a contract can be estimated reliably. Management exercises judgment in determining whether a contract’s outcome can be estimated reliably. Management also makes estimates of the total cost of professional services, or in some instances, total contract costs, which are used in determining the value of amounts recoverable on contracts. Estimates are continually revised based on changes in the facts relating to each contract.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

4. Trade and other receivables

	June 30, 2015 $’000	September 30, 2014 $’000
Trade receivables – gross	90,987	113,776
Allowance for doubtful accounts	(6,212)	(6,030)

Trade receivables – net	84,775	107,746
Work in progress	30,758	27,416
Current tax receivable	6,222	3,271

	121,755	138,433

5. Debt

Borrowings

The capital structure of the Group is reviewed regularly to ensure that it remains suitable to the business and its planned development. In 2012, the Company entered into a credit facility with PNC Bank, N.A. and JP Morgan Chase Bank, N.A. and their affiliates (the Credit Facility). This Credit Facility, available until May 21, 2017, allows for multiple drawings to be made by various Group entities in various currencies.

The maximum amount available under the Credit Facility is the lower of $50,000,000 (2014: $50,000,000) or an amount equal to 225% of EBITDA (2014: 225% of EBITDA). At its election, the Company allocated $5,000,000 (2014: $5,000,000) each to overnight borrowing facilities in the United Kingdom and the United States. These can be drawn upon by a number of Group entities in a number of currencies.

The interest rate charged on amounts borrowed under the Credit Facility is based on the inter-bank rate (“LIBOR”) and a margin, which varied from 0.75% to 1.75% (2014: 0.75% to 1.75%), depending on the prevailing ratio of debt to EBITDA. The Credit Facility also included a commitment fee related to the unused portion of the facilities. This fee is calculated on a quarterly basis and varied from 0.15% to 0.30% (2014: 0.15% to 0.30%) of the unused facilities, depending on the ratio of debt to EBITDA.

For the nine months ended June 30, 2015 the Company paid interest of $97,862 (2014: $50,655), of which $60,815 (2014: $50,655) was in respect of commitment fees, and $37,047 (2014: nil) was in respect of interest calculated on the drawdown on our facility. The outstanding balance as of June 30, 2015 and September 30, 2014 was $13,795,000 and $nil, respectively.

As of June 30, 2015 and September 30, 2014, the principal financial covenant was a fixed charge coverage ratio whereby trailing annual EBIDTAR must exceed 1.1 times the cash payment in respect of income taxes, interest, and lease rentals.

As of June 30, 2015 and September 30, 2014, the Company has been in compliance with the terms of the credit facility.

Current liabilities – due to related party – parent entity

In 2014, the Company entered into a credit facility with HG (Bermuda) Limited. This facility, available until May 21, 2017, includes advances extended to or for the benefit of the Company from time to time. The aggregate principal amount of unpaid cash advances shall not, at any time exceed $15,000,000. The outstanding balance shall be due and payable on demand.

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

This facility renews automatically for one year periods upon expiration, unless HG (Bermuda) Limited notifies the Company of its intent to terminate the revolving credit. The interest rate charged on amounts borrowed under the credit facilities will be current one month LIBOR rate, plus 0.75%. The Company pays interest annually.

For the nine months ended June 30, 2015, the Company accrued interest of $82,646 (2014: $26,643). The outstanding balance as of June 30, 2015 and September 30, 2014, was $12,039,000 and $13,781,000, respectively.

Non current liabilities – due to related party – parent entity

Loan payable to parent entity (Revolver)

In 2011, the Company entered into a credit facility with HG (Bermuda) Limited. This facility, available until September 30, 2022, includes advances extended to or for the benefit of the Company from time to time. The aggregate principal amount of unpaid cash advances shall not, at any time exceed $500,000. The outstanding balance shall be due and payable on demand.

This facility renews automatically for one year periods upon expiration, unless HG (Bermuda) Limited notifies the Company of its intent to terminate the revolving credit. The interest rate charged on amounts borrowed under the credit facilities will be current one month LIBOR rate, plus 2% during the first month, and for each succeeding month thereafter. The Company pays interest annually.

	Non-Current CPEC	Current Revolver	Total $‘000
September 30, 2014	80	13,781	13,861
Interest expense	—	53	53
Advance/redemption	—	(1,795)	(1,795)

At June 30, 2015	80	12,039	12,119

6. Trade and other payables

	June 30, 2015 $’000	September 30, 2014 $’000
Trade and other payables:
Trade payables	8,467	10,025
Other taxation and social security	12,970	18,145
Other accrued expenses	11,409	11,242
Due to parent	1,988	—
Other payables	396	898

	35,230	40,310

HG (LUXEMBOURG) S.a.r.l.

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

UNAUDITED

7. Accrued compensation

	June 30, 2015 $’000	September 30, 2014 $’000
Accrued compensation and leave	10,773	12,843
Accrued bonuses	22,815	33,348
Accrued SIP	8,373	12,202

	41,961	58,393

Accrued compensation and accrued bonuses are measured on a non-discounted basis and expensed in the period in which the service was rendered. Amounts paid under the employee bonus plans are determined by Management.

8. Revenue

	Three Months Ended		Nine Months Ended
	June 30, 2015 $’000	June 30, 2014 $’000	June 30, 2015 $’000	June 30, 2014 $’000
Consulting Services	79,083	92,069	241,909	263,501
Non-consulting revenue	47,266	43,811	141,906	123,678

	126,349	135,880	383,815	387,179